Exhibit 23.1

 Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333‑212888, 333-183339, 333-166978, 333-151079, 333-135126, and 333-145843) on Form S-8, and the registration statement (No. 333-233676) on Form S-3 of our reports dated February 28, 2022, with respect to the consolidated financial statements and financial statement schedule II of ModivCare Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Atlanta, Georgia
February 28, 2022